                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of the IMPERIAL CREDIT MORTGAGE HOLDINGS, INC., a Maryland corporation (the "Company"), will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on July 25, 1996, at 9:00 a.m. Pacific Standard Time. Only stockholders of record at the close of the business on May 31, 1996, (the "Record Date") will be entitled to vote.

  The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

    1. To elect a Board of Directors to serve for the ensuing year.

    2. To approve an amendment under the Company's 1995 Stock Option, Deferred Stock and Restricted Stock Plan (the "Stock Option Plan") to increase by 400,000 shares the number of shares of Common Stock that can be optioned and sold under the Stock Option Plan.

    3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the year ending December 31, 1996; and

    4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

  Only holders of Common Stock of record at the close of business on May 31, 1996, will be entitled to vote at the meeting.

  Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

Dated: June 10, 1996

                                          For the Board of Directors

                                          /s/ RICHARD J. JOHNSON


                                          Richard J. Johnson, Secretary

               [LOGO OF IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.]
                               ----------------

                                PROXY STATEMENT

                               ----------------

                         FOR ANNUAL MEETING TO BE HELD
               JULY 25, 1996, AT 9:00 A.M. PACIFIC STANDARD TIME

  The Annual Meeting of Stockholders of Imperial Credit Mortgage Holdings, Inc. (the "Company") will be held on July 25, 1996 at 9:00 a.m. Pacific Standard Time at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660 (the "Meeting"). The approximate mailing date for this proxy statement and the enclosed proxy is June 10, 1996. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for the election of the five (5) nominees for Director named herein, to approve the proposed amendment to the Company's 1995 Stock Option Plan and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1996. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date, or by attending and voting in person at the Meeting.

  The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

  The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission (the "Commission"), is concurrently being provided to each stockholder. Additional copies are available without charge to any stockholder upon request.

  Holders of Common Stock of record at the close of business on May 31, 1996 will be entitled to vote at the Meeting. There were 4,250,000 shares of Common Stock, $.01 par value per share, outstanding at that date. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the Meeting. Directors are elected by a plurality vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the charter of the Company. The other matters submitted for stockholder approval at the Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected. The Company's Amended and Restated Articles of Incorporation and amendments thereto (the "Charter") currently provides for a variable Board of Directors with a range of between five and nine members, with the number currently set at five. No proxy will be voted for more than five nominees for Director.

  Unless otherwise directed by stockholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a Director of the Company prior to the voting, the proxyholders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

INFORMATION CONCERNING NOMINEES

  The following table sets forth certain information concerning the nominees of the Company:

                NAME                   AGE      POSITION WITH THE COMPANY
                ----                   ---      -------------------------
      H. Wayne Snavely................  54 Chairman of the Board
      Joseph R. Tomkinson(1)(2).......  48 Vice Chairman of the Board and Chief
                                            Executive Officer
      James Walsh+(1)(2)..............  45 Director
      Frank P. Filipps+(1)(2).........  48 Director
      Stephan R. Peers+(1)(2).........  43 Director

- --------
+  Unaffiliated Director
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

  H. WAYNE SNAVELY has been the Chairman of the Board since the Company's formation. He has been Chairman of the Board and Chief Executive Officer of Imperial Credit Industries, Inc. ("ICII") since December 1991. Mr. Snavely is also Chairman of the Board of Imperial Credit Advisors, Inc. ("ICAI" or the "Manager"), a wholly-owned subsidiary of ICII. He has been a Director of Imperial Bancorp and Imperial Bank since 1993, and was also a director of Imperial Bank from 1975 to 1983. From 1983 to February 1991, Mr. Snavely served as Executive Vice President of Imperial Bancorp and Imperial Bank with direct management responsibility for the following bank subsidiaries and divisions: Imperial Bank Mortgage, Southern Pacific Thrift and Loan, Imperial Trust Company, Wm. Mason & Company, Imperial Ventures, Inc. and The Lewis Horwitz Organization. From 1983 through 1986, Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank.

  JOSEPH R. TOMKINSON has been the Vice Chairman of the Board and Chief Executive Officer of the Company since its formation. He has also been the Chairman of the Board and Chief Executive Officer of ICI Funding Corporation ("ICIFC"), in which the Company owns 99% of the economic interest and ICII owns all of the outstanding voting stock, and Imperial Warehouse Lending Group ("IWLG"). Mr. Tomkinson is also Vice Chairman of the Board of ICAI. Mr. Tomkinson served as President of ICII from January 1992 to February 1996, and from 1986 to January 1992, he was President of Imperial Bank Mortgage, a subsidiary of Imperial Bank, one of the companies combined to become ICII in 1992. Mr. Tomkinson has been a Director of ICII since December 1991. From 1984 to 1986, he was employed as Executive Vice President of Loan Production for American Mortgage Network, a privately owned mortgage banker. Mr. Tomkinson brings 21 years of combined experience in real estate, real estate financing and mortgage banking to the Company.

  JAMES WALSH has been a Director since August 1995. Mr. Walsh is an executive vice president of Walsh Securities, Inc. where he is in charge of mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 to March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services. From February 1987 to December 1988, Mr. Walsh was an executive in the mortgage banking department at Bear Stearns & Company. From December 1985, to February 1987, Mr. Walsh was a senior banking officer at Carteret Savings Bank.

  FRANK P. FILIPPS has been a Director since August 1995. Mr. Filipps was elected President of CMAC Investment Corporation and Chairman, President and Chief Executive Officer of Commonwealth Mortgage Assurance Company ("CMAC") in January 1995. Mr. Filipps joined CMAC in 1992 as Senior Vice President and Chief Financial Officer, where he was responsible for the company's financial, investment and data processing operations, as well as the legal and human resources functions. In 1994, Mr. Filipps was promoted to Executive Vice President and Chief Operating Officer for both CMAC Investment Corporation and CMAC, where his additional responsibilities included the company's sales, marketing, underwriting and risk management. In 1975, Mr. Filipps joined American International Group, and from 1989 to 1992, he was Vice President and Treasurer. Prior to that, he was a Second Vice President for Chase Manhattan Bank, N.A., in New York.

  STEPHAN R. PEERS has been a Director since October 1995. Since April 1993, Mr. Peers has been an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performs corporate finance services for overseas issuers. From April 1989 to April 1993, Mr. Peers was a Vice President in corporate finance at Montgomery Securities where he specialized in financial services institutions. From March 1987 to March 1989, Mr. Peers was a Vice President at The First Boston Corporation in mortgage finance specializing in mortgage related products. Mr. Peers has served as a Managing Director of Resource Bancshares Corporation since August 1995.

  There are no family relationships between any of the directors or executive officers of the Company.

  All Directors are elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are elected and qualify. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining Directors, including a majority of the unaffiliated directors (the "Unaffiliated Directors"). The Company will pay an annual director's fee to each Unaffiliated Director equal to $20,000 and will reimburse such Unaffiliated Director's costs and expenses for attending such meetings.

COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

  No meetings of the Board of Directors were held in fiscal 1995.

  The Company's Executive Committee meets weekly, primarily to consider and act upon various aspects of the Company's ongoing operations. The Executive Committee may, however, consider such matters as compensation and audit and make recommendations on these or other matters to the Board of Directors. Members of the Executive Committee are William S. Ashmore, Mary C. Glass, Richard J. Johnson and Joseph R. Tomkinson. Mr. Ashmore is the President and Chief Operating Officer of the Company, and Executive Vice President and a director of ICIFC and IWLG. Ms. Glass is Vice President of the Company and Senior Vice President, Operations, of ICIFC. Mr. Johnson is Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, ICIFC and IWLG and a director of ICIFC. The Executive Committee met two times during 1995. The Audit Committee, established by the Board of Directors on November 1, 1995, reviews the scope of auditing activities performed by the Company's independent accountants, and the Compensation Committee was established by the Board of Directors on November 16, 1995. No meetings were held during 1995 for either of these committees. The Board of Directors presently has no nominating committee.

EXECUTIVE COMPENSATION

  From November 20, 1995 to December 31, 1995, none of the executive officers of the Company earned more than $100,000 in total compensation. However, the following table contains information on the annual cash compensation to be paid to the executive officers of the Company for the year ending December 31, 1996 for services rendered.

                          SUMMARY COMPENSATION TABLE

                                                            ANNUAL
                                                         COMPENSATION
                                                        --------------
                                                        FISCAL SALARY
                NAME AND PRINCIPAL POSITION              YEAR  ($)(1)
                ---------------------------             ------ -------
      Joseph R. Tomkinson, Vice Chairman of the Board    1996  250,000(2)(3)(4)
       and Chief Executive of the Company and Chairman
       of the Board and Chief Executive Officer of
       ICIFC and IWLG
      William S. Ashmore, President and Chief            1996  200,000(2)(3)(4)
       Operating Officer of the Company and Executive
       Vice President of ICIFC and IWLG
      Richard J. Johnson, Senior Vice President, Chief   1996  100,000(2)(3)
       Financial Officer, Treasurer and Secretary of
       the Company, ICIFC and IWLG
      Mary C. Glass, Vice President of the Company and   1996   90,000(2)(3)
       Senior Vice President, Operations, of ICIFC and
       IWLG

- --------
(1) Pursuant to a certain management agreement, dated November 20, 1995, with ICAI (the "Management Agreement"), the Company will reserve up to 1/5 of the Company's 25% Incentive Payment (see "Certain Relationship and Related Transactions--Relationships with the Manager") for distribution as bonuses to its employees in amounts to be determined by the Company's Board of Directors. Such payment shall be made in lieu of payment of a like amount to ICAI under the Management Agreement.
(2) On November 20, 1995, each of the persons in the above table entered into a five-year employment agreement at an annual salary as stated in the table, subject to adjustment for inflation, plus bonuses described in footnote (3) and in the case of Messrs. Tomkinson and Ashmore, those additional bonuses described in footnote (4).
(3) Each of the persons in the above table will be paid a quarterly bonus equal to the aggregate dividend such person would have received from the Company on all shares of Common Stock underlying unexercised stock options held by such person which are outstanding as of November 21, 1995, and on the date of payment of said bonus, provided however that (1) no such bonus will be paid in calendar 1995, (2) quarterly bonuses will be paid for each of the first three quarters of calendar 1996 only if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter after payment of all such quarterly bonuses equals or exceeds ten percent (10%) (on an annualized basis) of $13.00, (3) quarterly bonuses will be paid for the next four calendar quarters thereafter only if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter after payment of all such quarterly bonuses equals or exceeds fifteen percent (15%) (on an annualized basis) of $13.00 and (4) quarterly bonuses will be paid for each calendar quarter thereafter, if the dividend that would be payable by the Company on shares of its Common Stock for the subject quarter equals or exceeds such level as determined by a majority of the Unaffiliated Directors. Such persons will not be required to refund any portion of such bonuses previously earned regardless of the level of dividends in subsequent quarters. For the three months ended March 31, 1996 Messrs. Tomkinson, Ashmore and Johnson and Ms. Glass received bonuses of $37,050, $19,500, $9,750 and $9,750, respectively.
(4) Messrs. Tomkinson and Ashmore are each entitled to performance and profitability bonuses but, in no event to exceed their respective base salaries. For the three months ended March 31, 1996 Messrs. Tomkinson and Ashmore received bonuses of $73,631 and $29,772.

  The following table sets forth the stock options granted to executive officers under the Stock Option Plan as of December 31, 1995:

                                                                        POTENTIAL
                                                                    REALIZABLE VALUE
                                                                    AT ASSUMED ANNUAL
                                                                     RATES OF STOCK
                                                                          PRICE
                                                                    APPRECIATION FOR
                                     INDIVIDUAL GRANTS               OPTION TERM(4)
                         ------------------------------------------ -----------------
                         NUMBER OF
                           SHARES   PERCENTAGE
                         UNDERLYING OF OPTIONS EXERCISE
                          OPTIONS   GRANTED TO   PRICE   EXPIRATION
       NAME              GRANTED(1) EMPLOYEES  ($/SH)(2)  DATE(3)    5%($)   10%($)
       ----              ---------- ---------- --------- ---------- ------- ---------
Joseph R. Tomkinson.....   95,000      48.7%    $11.25   8/30/2005  672,131 1,703,312
William S. Ashmore......   50,000      25.7      11.25   8/30/2005  353,753   896,480
Richard J. Johnson......   25,000      12.8      11.25   8/30/2005  176,877   448,240
Mary C. Glass...........   25,000      12.8      11.25   8/30/2005  176,877   448,240

- --------
(1) Such stock options vest 100% on the third anniversary of the date of grant.
(2) The exercise price for all options equals the fair market value of such shares at the date of grant as determined by a committee of the Board of Directors administering the Company's Stock Option Plan (the "Stock Option Committee").
(3) Such stock options expire seven years from the date of vesting or earlier upon termination of employment.
(4) Amounts reflect assumed risks of appreciation set forth in the Commission's executive compensation disclosure requirements.

  The Company has granted to Messrs. H. Wayne Snavely, Stephen Shugerman, and Thomas O. Markel, officers or directors of ICAI, options to purchase 20,000, 20,000, and 15,000 shares of Common Stock respectively, at a per share exercise price of $11.25, which was equal to the fair market value of such shares at the date of grant as determined by the Stock Option Committee, with the same terms as the options set forth above. On November 20, 1995, the Company also granted to each of the Unaffiliated Directors options to purchase 15,000 shares of Common Stock at a per share exercise price equal to $13.00, vesting 100% on the first anniversary of the date of grant.

                                PROPOSAL NO. 2

          TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION,
      DEFERRED STOCK AND RESTRICTED STOCK PLAN (THE "STOCK OPTION PLAN")
TO INCREASE BY 400,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK THAT CAN BE
                 OPTIONED AND SOLD UNDER THE STOCK OPTION PLAN

  On May 29, 1996, the Board of Directors of the Company approved an amendment to the Company's Stock Option Plan. The amendment was to increase the total number of options under the plan from 400,000 to 800,000 shares. At the 1996 Annual Meeting, the stockholders are being asked to ratify and approve such amendment to the Stock Option Plan. As originally adopted, the number of shares that could be optioned and sold under the Stock Option Plan was 400,000 shares of Common Stock. The Board of Directors believes that the adoption of the amendment to the Stock Option Plan will promote the interests of the Company and its stockholders by attaining and retaining highly qualified employees and officers. In addition, the Board believes that the adoption of the amendment will help align employees and officers interest with other stockholders. The summary of the provisions of the Stock Option Plan which follows is not intended to be complete.

SUMMARY OF THE PROVISIONS OF THE STOCK OPTION PLAN AS AMENDED

  The Company has adopted a Stock Option Plan which provides for the grant of qualified incentive stock options ("ISOs") that meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") stock options not so qualified ("NQSOs") and deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights awards ("Awards"). The Stock Option Plan is administered by a committee of directors appointed by the Board of Directors (the "Stock Option Committee"). ISOs may be granted to the officers and key employees of the Company. NQSOs and Awards may be granted to the directors, officers and key employees of the Company or any of its subsidiaries, to the directors, officers and key employees of the Manager, or to the Manager itself, and to the directors, officers and key employees of ICIFC. The exercise price for any option granted under the Stock Option Plan may not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the Stock Option Plan was August 31, 1995.

  Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option Plan currently authorizes the grant of options to purchase, and Awards of, up to 800,000 shares. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

  Under the Stock Option Plan, the Company may make loans available to stock option holders, subject to Board of Directors' approval, in connection with the exercise of stock options granted under the Stock Option Plan. If shares of Common Stock are pledged as collateral for such indebtedness, such shares may be returned to the Company in satisfaction of such indebtedness. If so returned, such shares shall again be available for issuance in connection with future stock options and Awards under the Stock Option Plan.

  Unless previously terminated by the Board of Directors, no options or Awards may be granted under the Stock Option Plan after August 31, 2005.

  Options granted under the Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Stock Option Committee. Awards will be subject to the terms and restrictions of the award made by the Stock Option Committee. The Stock Option Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and, in the case of options, whether it is intended to be an ISO or a NQSO, and when and in what increments shares covered by the option may be purchased.

  Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company. To ensure that the Company qualifies as a Real Estate Investment Trust ("REIT"), the Stock Option Plan provides that no options may be granted under the Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.5% of the outstanding shares of Common Stock of the Company.

  Each option must terminate no more than 10 years from the date it is granted (or 5 years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Stock Option Committee.

  The exercise price of any option granted under the Stock Option Plan is payable in full (1) in cash, (2) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the Stock Option Plan, (3) by cancellation of indebtedness owed by the Company to the option holder, (4) by a full recourse promissory note executed by the option holder, or (5) by any combination of the foregoing. The terms of any promissory note may be changed from time to time by the Board of Directors to comply with applicable United States Internal Revenue Service or Commission regulations or other relevant pronouncements.

  The Board of Directors may from time to time revise or amend the Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without stockholder approval, increase the number of shares subject to the Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the Stock Option Plan, materially increase the benefits accruing to participants under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee and Audit Committee each consist of Messrs. Tomkinson, Walsh and Peers.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee sets and administers the policies governing the Company's compensation program, including incentive and stock option plans. The Company participates in studies and surveys of comparable compensation practices. The Committee considers these studies and surveys in determining base salary, bonus and long-term stock-based compensation. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Company's Board of Directors.

  The Company's compensation policies are structured to link the compensation of the Chief Executive Officer and other executives of the Company with corporate performance. Through the establishment of short- and long-term compensation programs, the Company has aligned the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and also to ensure corporate performance, which will enhance stockholder value.

  The Company's executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company's earnings as well as value received by stockholders. Targeted levels of executive compensation are set at levels that the Committee believes to be consistent with others in the Company's industry, with such compensation increasingly weighted towards programs contingent upon the Company's level of annual and long-term performance. As a result, the Named Executive Officers', those whose annual salary exceeds $100,000, actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

  In line with the overall compensation program and the annual objectives set by the Board of Directors, the Company's executive officers have a high percentage of their total compensation at risk, dependent upon the Company's financial performance. The compensation for the Named Executive Officers was set on November 20, 1995.

  Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1933. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals or paid pursuant to a binding contract that was in effect on February 17, 1993. Proposed regulations to implement this new limitation were published in December 1993. Based upon a review of the proposed regulations, the compensation to be paid in 1995 to the Named Executive Officers will be deductible. The Committee will review the Company's existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company's existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company of amounts paid as compensation.

  The Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added stockholder value.

                                          COMPENSATION COMMITTEE
                                          Joseph R. Tomkinson
                                          James Walsh
                                          Frank P. Filipps
                                          Stephen R. Peers

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a performance graph comparing the cumulative total stockholder return on the Company's Common Stock, the S & P 500 Stock Index and an index average of the Company's peer group, composed of comparable publicity-traded companies in the mortgage banking business, in each case for the period commencing on November 21, 1995 through December 31, 1995. Such peer groups include CWM Mortgage Holdings, Inc., Mortgage Capital, Inc., Capstead Mortgage Corporation, Thornburg Mortgage Asset Corporation, and Redwood Trust, Inc. The graph assumes $100 invested on November 21, 1995, in the Company's Common Stock, the S & P 500 Stock Index and the Stock Index of the peer group.


                 COMPARISON OF CUMULATIVE TOTAL RETURN
     AMONG IMPERIAL CREDIT MTGE HLDG*, PEER GROUP AND BROAD MARKET*

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           IMPERIAL            PEER       BROAD
(Fiscal Year Covered)        CREDIT MTGE HLDG*   GROUP      MARKET*
- ---------------------        -----------------   -------    -------
Measurement Pt-  11/21/95    $100                $100       $100
FYE   12/31/95               $101.92             $109.04    $101.93

- --------
* The Broad Market indicator and the Imperial Credit Mortgage Holdings, Inc. indicator overlap.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

  Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were satisfied by such persons.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRINCIPAL STOCKHOLDER; CONTROL OF THE COMPANY; LIMITATIONS ON INVESTMENT; CONFLICTS OF INTEREST

  ICII currently owns 374,538 shares of Common Stock of the Company, or 8.8% of the outstanding Common Stock, Southern Pacific Thrift & Loan Association ("SPTL") currently owns 50,000 shares of Common Stock of the Company, or 1.2%.

RELATIONSHIPS WITH THE MANAGER

GENERAL

  The Manager, ICAI, is a recently formed corporation, which commenced operations as of January 23, 1995 and has no prior experience in managing or operating a real estate investment trust ("REIT"). Each of the executive officers of the Manager has significant experience in purchasing, financing, servicing and investing in mortgage loans and mortgage securities; however, they have not previously managed a REIT.

  The Company has elected an outside advisor and in particular an advisor associated with ICII in order to efficiently and economically coordinate, assist and manage the duties and responsibilities of the Company. The Company believes that ICAI is more adequately suited than the Company to provide or advise it with contract negotiation, market information, implementation of cost controls, asset/liability modeling and management, servicing systems and management information systems. In addition, the Company believes that ICAI is better equipped than the Company to manage human resources, and facilities because ICAI and ICII, with which ICAI has to entered into a submanagement agreement to perform such administrative services for the Company as ICAI deems necessary. The Company believes that ICAI, as an affiliate of ICII, is particularly appropriate to act as the Company's advisor because ICAI provides continuity to those businesses to be contributed pursuant to the Contribution Transaction and because of ICII's familiarity with such businesses.

  The address of the Manager is 20371 Irvine Avenue, Santa Ana Heights, California 92707, telephone (714) 474-8500.

MANAGEMENT AGREEMENT

  On November 20, 1995, the Company entered into a Management Agreement with the Manager for an initial term of one year. Successive extensions, each for a period not to exceed one year, may be made by agreement between the Company and the Manager. The Management Agreement may be terminated by the Company or the Manager without cause at any time upon 60 days' written notice. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. In addition, the Company and the Manager have the right to terminate the Management Agreement upon the occurrence of certain specified events, including a breach by the other party of any provision contained in the Management Agreement which remains uncured for 30 days. The Company may renew or terminate the Management Agreement by a majority vote of its Unaffiliated Directors or by a vote of the holders of a majority of the outstanding shares of Common Stock. The Manager may terminate the Management Agreement by a majority vote of its Board of Directors.

  After November 20, 1995, ICIFC conducted its operations under substantially identical principles, practices and policies employed when it was a subsidiary of ICII. The Manager oversees the operations of ICIFC to ensure that such principles, practices and policies are employed and followed.

  The terms of the Management Agreement, including the management fees, were determined by arms-length discussion based upon what management of both ICAI and the Company believe are comparable with other advisory relationships and have been approved by the Board of Directors of ICAI and the Unaffiliated Directors of the Company. The Company Bylaws provide that the Unaffiliated Directors shall determine at least annually that the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed by the Manager.

  The Manager is at all times subject to the supervision of the Company's Board of Directors and provides advisory services to the Company in accordance with the terms of the Management Agreement. The Manager is involved in three primary activities: (1) capital management--primarily the oversight of the Company's structuring, analysis, capital raising and investor relations activities; (2) asset management--primarily the analysis and oversight of the acquisition, management and disposition of Company assets; and (3) operations management--primarily the oversight of the Company's operating subsidiaries.

  The Manager has entered into a submanagement agreement with ICII to perform certain administrative services for the Company as the Manager deems necessary. The Manager may enter into additional contracts with other parties, including ICII, to provide any such services for the Manager, which third party shall be approved by the Company's Board of Directors.

  As of March 31, 1996, ICAI had a total of nine officers and directors to be dedicated to the oversight of the Company's operations.

 MANAGEMENT FEES

  The Manager is entitled to receive a per annum base management fee payable monthly in arrears of an amount equal to (1) 3/8 of 1% of Gross Mortgage Assets of the Company composed of other than Agency Certificates, conforming mortgage loans or mortgage-backed securities secured by or representing interests in conforming mortgage loans, plus (2) 1/8 of 1% of the remainder of Gross Mortgage Assets of the Company plus (3) 1/5 of 1% of the average daily asset balance of the outstanding amounts under IWLG's warehouse lending facilities. The term "Gross Mortgage Assets" means for any month the weighted average book value of the Mortgage Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed at the end of such month. The term "Mortgage Assets" means (1) mortgage loans, (2) mortgage-back securities and any of the mortgage interests which constitute interests in real property, interests in mortgage on real property and regular interests in REMICS. The term "Agency Certificates" means Pass-Through Certificates guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or by the Government National Mortgage Association. A "Pass-Through Certificate" is a security (or an interest therein) which is a Qualified REIT Asset (a mortgage loan and other assets of the type described in Code Section 856(c)(b)(B)) evidencing an undivided interest in a pool of mortgage loans. For the three months ended on March 31, 1996, and for the year ended on December 31, 1995, the Manager earned $426,000 and $38,000 in management fees, respectively.

  The Manager is entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 25% of the Net Income of the Company, before deduction of such incentive compensation, in excess of the amount that would produce an annualized Return on Equity equal to the Ten Year U.S. Treasury Rate plus 2% (the "25% Incentive Payment"). The term "Return on Equity" is calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter. For such calculations, the "Net Income" of the Company means the income of the Company determined in accordance with generally accepted accounting principles before the Manager's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. A deduction for all of the Company's interest expenses for borrowed money is also taken in calculating Net Income. "Average Net Worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offering, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The definition "Return on Equity" is only for purposes of calculating the incentive compensation payable, and is not related to the actual distributions received by stockholders. "Ten Year U.S. Treasury Rate" means the average of the weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of 10 years) as published weekly by the Federal Reserve Board during a quarter. The 25% Incentive Payment to the Manager will be calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period. For the three months ended March 31, 1996, and for the year ended December 31, 1995, the Manager earned $129,000 and zero, respectively, for the Manager's Incentive Payment.

  Pursuant to the Management Agreement, the Company will reserve up to 1/5 of the Company's 25% Incentive Payment for distribution as bonuses to its employees in amounts to be determined by the Company's Board of Directors. Such payment shall be made in lieu of payment of a like amount to the Manager under the Management Agreement.

  The Manager's base and incentive fees are calculated by the Manager within 60 days after the end of each calendar quarter, with the exception of the fourth quarter for which compensation will be computed within 30 days, and such calculation shall be promptly delivered to the Company. The Company is obligated to pay the base fee within 90 days after the end of each calendar quarter.

 EXPENSES

  Pursuant to the Management Agreement, the Company also pays all operating expenses except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses generally required to be borne by the Manager include the compensation and other employment costs of the Manager's officers in their capacities as such and the cost of office space and out-of-pocket costs, equipment and other personnel required for oversight of the Company's operations. The expenses that will be paid by the Company will include issuance and transaction costs incident to the acquisition, disposition and financing of investments, regular legal and auditing fees and expenses of the Company, the fees and expenses of the Company's Directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and subservicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of the Company's custodian and transfer agent, if any. Reimbursements of expenses incurred by the Manager which are the responsibility of the Company are made monthly. For the three months ended March 31, 1996 and for the year ended December 31, 1995, there were no monies paid to the Manager as reimbursement of expenses.

 STOCK OPTION PLAN

  The Company has adopted the Stock Option Plan and the Manager and the directors, officers and employees of the Manager may be granted certain options or rights under the Stock Option Plan.

 LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors, officers, shareholders and employees, reliable to the Company, any mortgage security issuer, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager is a newly formed company and does not have significant assets. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager. The Company has agreed to indemnify the Manager, and its directors, officers, shareholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement.

RELATIONSHIPS WITH AFFILIATES

  ICII is a publicly traded company whose shares of common stock are listed on the Nasdaq National Market. ICAI, a wholly-owned subsidiary of ICII, is the Manager and provides advisory services to the Company in accordance with the terms of the Management Agreement. As previously described, the Company utilizes the mortgage banking experience, management expertise and resources of ICII and ICAI in conducting its business. At May 15, 1996, ICII and SPTL, its wholly owned subsidiary, owned in the aggregate 10.0% of the Common Stock of the Company. In addition, a number of Directors and officers of the Company and ICIFC also serve as Directors and/or officers of ICII and ICAI. The Company currently utilizes ICII as a resource for loan servicing, technology, information services, human resources services, management information services and accounting. However, the amount of services provided by ICII are expected to decrease as the Company takes on certain of these responsibilities. As of March 31, 1996, ICII owned all of the voting common stock and a 1% economic interest in ICIFC, and the Company owned all of the non-voting preferred stock of ICIFC, representing 99% of the economic interest in ICIFC. ICII has the power to elect all of the directors of ICIFC and the ability to control the outcome of all matters for which the consent of the holders of the common stock of ICIFC is required.

  With a view toward protecting the interests of the Company's stockholders, the Charter and the Bylaws of the Company provide that a majority of the Board of Directors (and a majority of each committee of the Board of Directors) must not be "Affiliates" of ICAI, as that term is defined in the Bylaws, and that the investment policies of the Company must be reviewed annually by a majority of the Unaffiliated Directors. Moreover, approval, renewal or termination of the Management Agreement requires the affirmative vote of a majority of the Unaffiliated Directors. The Management Agreement may be terminated by either the Company or the Manager upon 60 days' notice. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. In addition, any transaction between the Company and any Affiliated Person requires the affirmative vote of a majority of the Unaffiliated Directors.

  Certain activities of ICII and its affiliates may adversely affect the Company's operations. For a further description of such activities and the possible effects to the Company therefrom, including the terms and conditions of the Non-Compete Agreement and the Right of First Refusal. See "Other Transactions--The Contribution Transaction" and "--Other Arrangements and Transactions with ICII."

OTHER TRANSACTIONS

THE CONTRIBUTION TRANSACTION

  On November 20, 1995, ICII contributed to ICIFC certain of the operating assets and certain customer lists of ICII's mortgage conduit operations including all of ICII's mortgage conduit operations' commitments to purchase mortgage loans subject to rate locks from correspondents (having a principal balance of $44.3 million at November 20, 1995), in exchange for shares representing 100% of the common stock and 100% of the outstanding non-voting preferred stock of ICIFC. Simultaneously, on November 20, 1995, in exchange for 500,000 shares of Common Stock, ICII (1) contributed to the Company all of the outstanding non-voting preferred stock of ICIFC, which represents 99% of the economic interest in ICIFC, (2) caused SPTL to contribute to the Company certain of the operating assets and certain customer lists of SPTL's warehouse lending division, and (3) executed the Non-Compete Agreement and the Right of First Refusal Agreement, each having a term of two years from November 20, 1995 (the "Contribution Transaction"). Of the 500,000 shares issued pursuant to the Contribution Transaction, 450,000 shares were issued to ICII and 50,000 shares were issued to SPTL. All of the outstanding shares of common stock of ICIFC will be retained by ICII. Lastly, the Company contributed all of the aforementioned operating assets of SPTL's warehouse lending operations contributed to it by SPTL to IWLG in exchange for shares representing 100% of the common stock of IWLG thereby forming it as a wholly owned subsidiary. At November 20 1995, the net tangible book value of the assets contributed pursuant to the Contribution Transaction was $525,000. ICII and SPTL will retain all other assets and liabilities related to the contributed operations which at November 20, 1995 consisted mostly of $11.7 million of Mortgage Servicing Rights ("MSRs"), $22.4 million of finance receivables and $26.6 million in advances made by ICII and SPTL to fund mortgage conduit loan acquisitions and to fund finance receivables, respectively.

  Pursuant to the Non-Compete Agreement, ICII, except as set forth below, and any 25% entity may not compete with the IWLG and may not establish a network of third party correspondent loan originators or another end-investor in non-conforming mortgage loans. ICII has also agreed (1) that, in addition to any other remedy that may be available to the Company, it will sell all of the outstanding shares of common stock of ICIFC to be retained by ICII pursuant to the Contribution Transaction to any third party reasonably acceptable to the Company in the event that ICII or a 25% entity establishes a network of third party correspondent loan originators during the term of the Non-Compete Agreement and (2) that any sale by ICIFC of shares of its capital stock or sale or transfer by ICII of any shares of the common stock of ICIFC which ICII owns may only be made to a party reasonably acceptable to the Company. Pursuant to the Non-Compete Agreement, SPTL may continue to act as an end-investor in non-conforming mortgage loans and Southern Pacific Funding Corporation, a wholly-owned subsidiary of ICII, may continue its business, which is primarily to act as a wholesale originator and bulk purchaser of non-conforming mortgage loans. Pursuant to the Right of First Refusal Agreement, ICII will grant ICIFC a right of first refusal to purchase all non-conforming mortgage loans that ICII or any 25% entity originates or acquires and subsequently offers for sale and ICIFC will grant ICII, or any 25% entity designated by ICII, a right of first refusal to purchase all conforming mortgage loans that ICIFC acquires and subsequently offers for sale.

ARRANGEMENTS AND TRANSACTIONS WITH ICII

  The Company and ICII have entered into agreements for the purpose of defining their ongoing relationships. These agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. It is the intention of the Company and ICII that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

  The Company has entered into a sublease with ICII to lease a portion of its facilities as the Company's executive offices and administrative facilities. The Company believes that the terms of the sublease are at least as favorable as could have been obtained from an unaffiliated third party. For the three months ended March 31, 1996 and for the year ended December 31, 1995, $38,700 and $12,900, respectively, were paid by the Company to ICII under the sublease.

  Additional or modified arrangements and transactions may be entered into by the Company, ICII, and their respective subsidiaries, in the future. Any such future arrangements and transactions will be determined through negotiation between the Company and ICII, and it is possible that conflicts of interest will be involved. The Unaffiliated Directors, consisting of directors independent of the Company, any manager of the Company (including ICAI) and ICII and its Affiliated Persons, must independently approve all transactions by and between the Company and ICII. The term "Affiliated Person" means of any entity: (1) any person directly or indirectly owning, controlling, or holding with the power to vote, five percent (5%) or more of the outstanding securities of such entity; (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity; (3) any person directly or indirectly controlling, controlled by, or under common control with, such entity; or (4) any officer, director or employee of such entity or any person set forth in
(1), (2) or (3) above. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of any entity shall be presumed to control such entity. Any person who does not so own more than twenty-five percent

(25%) of the voting securities of any entity shall be presumed not to control such entity. A natural person shall be presumed not to be a controlled entity.

  The following is a summary of certain arrangements and transactions between the Company and ICII.

 TAX AGREEMENT

  The Company has entered into an agreement (the "Tax Agreement") effective as of November 20, 1995 with ICII for the purposes of (1) providing for filing certain tax returns, (2) allocating certain tax liability and (3) establishing procedures for certain audits and contests of tax liability.

  Under the Tax Agreement, ICII has agreed to indemnify and hold the Company harmless from any tax liability attributable to periods ending on or before November 20, 1995, in excess of such taxes as the Company has already paid or provided for. For periods ending after November 20, 1995, the Company will pay its tax liability directly to the appropriate taxing authorities. To the extent (1) there are audit adjustments that result in a tax detriment to the Company or (2) the Company incurs losses that are carried back to an earlier year and any such adjustment described in (1) or loss described in (2) results in a tax benefit to ICII or its affiliates, then ICII will pay to the Company an amount equal to the tax benefit as that benefit is realized. ICII will also agree to indemnify the Company for any liability associated with the contribution of the preferred stock of ICIFC and certain operational assets of SPTL's warehouse lending division or any liability arising out of the filing of a federal consolidated return by ICII or any return filed with any state or local counterpart liability. To the extent there are audit adjustments that result in any tax detriment to ICII or any of its affiliates with respect to any period ending on or before November 20, 1995, and, as a result thereof, the Company for any taxable period after November 20, 1995, realizes a tax benefit, then the Company shall pay to ICII the amount of such benefit at such time or times as the Company realizes such benefit.

  ICII generally controls audits and administrative and judicial proceedings with respect to periods ending on or before November 20, 1995, although ICII cannot compromise or settle any issue that increases the Company's liability without first obtaining the consent of the Company. The Company generally controls all other audits and administrative and judicial proceedings.

 SERVICES AGREEMENT

  Prior to November 20, 1995, the predecessors of ICIFC and IWLG were historically allocated expenses of various administrative services provided by ICII. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation. The allocations of expenses for the period January 1, 1995 to November 19, 1995, the three months ended March 31, 1995, and for the years ended December 31, 1994 and 1993 were $269,000, $75,000, $517,000, and
$459,000, respectively.

  The Company and ICII have entered into a services agreement effective as of November 20, 1995, (the "Services Agreement") under which ICII provides various services to the Company, including data processing, human resource administration, general ledger accounts, check processing and payment of accounts payable. ICII charges fees for each of the services which it provides under the Services Agreement based upon usage. The Services Agreement has an initial term that ends on December 31, 1996 and is renewable annually thereafter. The Company may terminate the Services Agreement, in whole or in part, upon one month's written notice. As part of the services to be provided under the Services Agreement, ICII provides the Company with insurance coverage and self insurance programs, including health insurance. The charge to the Company for coverage will be based upon a pro rata portion of the costs to ICII for the various policies. Management believes that the terms of the Services Agreement are as favorable to the Company as could be obtained from independent third parties. For the three months ended March 31, 1996, and for the period November 20, 1995 to December 31, 1995, total expenses allocated to the Company related to these service agreement were $114,000 and $29,000, respectively.

LOAN PURCHASE AND ADMINISTRATIVE SERVICES AGREEMENT

  To facilitate the acquisition of mortgage loans and to monitor loans not serviced by ICIFC, the Company entered into an agreement (the "Loan Purchase and Administrative Services Agreement") with ICIFC effective as of November 20, 1995.

  To assure a source of mortgage loans for the Company, ICIFC granted the Company an option to purchase all non-conforming mortgage loans meeting the Company's investment criteria and policies. Commitments to acquire loans will obligate the Company to purchase such loans from ICIFC upon the closing and funding of the loans, pursuant to the terms and conditions specified in the commitment. Commitment fees to be paid by ICIFC in connection with the loans purchased by the Company shall be determined based on criteria established from time to time by ICIFC's Board of Directors, including a majority of the Unaffiliated Directors, at amounts which, in its judgment, are comparable to commitment fees then generally paid by other mortgage loan originators for loans of similar size and credit characteristics to those being acquired.

  In the event that a commitment expires or is canceled because the underlying loan does not close, ICIFC may renegotiate and the Company may agree to purchase a new loan with the borrower. As to each renegotiated loan, ICIFC, after deducting its customary expenses for such loan, shall reduce the price of such loan sold to the Company by 50% of the excess, if any, of (i) the Company's then current effective price for a similar mortgage loan with an identical interest rate at the time of the renegotiation over (ii) ICIFC's realized price from the borrower for such mortgage loan. ICIFC will furnish reports to the Company on a periodic basis with respect to the calculation and amounts of such differentials retained by ICIFC.

  To provide additional protection for the Company's investments, ICIFC monitors and administers the servicing of the Company's mortgage loans which it is not then servicing, other than loans pooled to secure the issuance of mortgage-backed securities. Such monitoring and administrative services include, but not be limited to, the following activities: serving as the Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the mortgage loans and to monies remitted to ICIFC or the Company by services; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of each servicing agreement and, if deemed appropriate, recommending to the Company the termination of such servicing agreement; acting as a liaison between services and the Company and working with services to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the mortgage loans; review of services' delinquency, foreclosure and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; enforcing the obligation of any servicer to repurchase mortgage loans from the Company; and coordinating and overseeing the performance of the servicing of the mortgage loans by the services to ensure that the mortgage loans meet the Company's eligibility requirements.

  Under the terms of the Loan Purchase and Administrative Services Agreement, ICIFC advances and remits to the Company any payment of principal and interest and any principal prepayments which another servicer fails to advance or remit on a timely basis, excluding certain nonrecoverable advances. In addition, if a servicer defaults in the performance of its servicing duties or, with the consent of the Company, assigns such duties to the Company, ICIFC assumes the servicing function of that servicer and all responsibilities set forth in the related servicing agreement, for the same fee the servicer was receiving at the time of such default.

  Pursuant to the terms of the Loan Purchase and Administrative Services Agreement, ICIFC receives a monthly administrative services fee equal to 0.02% of the outstanding principal balance, as of the last day of the month for which the fee is paid, of the mortgage loans monitored and administered under the agreement on which principal and interest remittances for such month have been made in full to the Company. Additionally, ICIFC is be paid for services rendered under any master servicing agreement which it may enter into with the Company or any subsidiary of the Company that has issued Collateralized Mortgage Obligations ("CMOs") or other mortgage collateralized debt, an amount equal to 0.02% of the average CMO assets for each fiscal quarter. For the three months ended March 31, 1996 and the year ended December 31, 1995, no fees were paid or earned associated with the Loan Purchase and Administrative Service Agreement.

  The Loan Purchase and Administrative Services Agreement remains in force until one year after November 20, 1995 and thereafter it will be automatically renewed unless written notice is delivered by either the Company or ICIFC 30 days prior to the end of the term or any renewal term of the agreement.

  The Company may terminate the Loan Purchase and Administrative Services Agreement upon 30 days' notice following the happening of one or more events specified in the agreement. Such events relate generally to ICIFC's proper and timely performance of its duties and obligations under the agreement. In addition, either party may terminate the Loan Purchase and Administrative Services Agreement without cause upon 30 days' notice.

OTHER TRANSACTIONS

 MANAGEMENT AND SUB-SERVICING AGREEMENTS

  ICAI oversees the day-to-day operations of the Company, subject to the supervision of the Company's Board of Directors, pursuant to the Management Agreement.

  ICIFC acts as a servicer of mortgage loans acquired on a servicing released basis by the Company in its long-term investment operations pursuant to the terms of a Servicing Agreement which became effective on November 20, 1995. ICIFC subcontracts all of its servicing obligations under such loans to ICII pursuant to a sub-servicing agreement. The Company believes that the terms of such agreement are comparable to industry standards. In the first quarter of 1996, ICII contracted to sell substantially all of its mortgage servicing portfolio and eliminate a substantial portion of its mortgage servicing department. In response to ICII's decision to exit the mortgage servicing business, ICIFC is in the process of negotiations with another third party sub-servicer. ICIFC expects that the transfer of servicing responsibilities will take place in June, 1996. However, there are no assurances that ICIFC will be able to complete the transfer by this date.

 BULK MORTGAGE LOAN PURCHASES

  During the three months ended March 31, 1996, ICIFC purchased from ICII bulk mortgage loans packages of 30-year fully amortizing six-month adjustable LIBOR (London interbank offered rate) and 30- and 15-year fixed rate first and second trust deed mortgages having a principal balance of $164.2 million with net premiums paid of $1.9 million. Servicing rights on all mortgage loans were released to ICIFC.

  On December 5, 1995 and December 13, 1995, ICIFC purchased from ICII two bulk mortgage loan packages of 30-year fully amortizing six-month adjustable LIBOR and one-year adjustable Treasury Bill rate loans and 30- and 15-year fixed rate second trust deed mortgages with servicing rights on all mortgage loans released to ICIFC. The principal balances of the mortgages at the time of purchase were $172.9 million with net premiums paid of $3.7 million.

  On December 29, 1995, ICIFC purchased from SPTL two bulk mortgage loan packages of 30-year fully amortizing six-month adjustable LIBOR, one-year adjustable Treasury Bill rate loans and 30- and 15-year fixed rate fully amortizing mortgage loans. The principal balances of the loans in the servicing released and servicing retained bulk packages at the time of purchase were $3.5 million with net premiums paid of $3.5 million.

  ICIFC had a 90 day recourse period from the dates of the purchase from ICII and SPTL for any loan(s) that were 30 to 60 day delinquent and/or lead to foreclosure. In this case, ICII or SPTL will repurchase the loans from ICIFC within 15 days of written notice from ICIFC. As to loans that do not have a prepayment penalty that pay off within the first six months of purchase, ICII and SPTL will reimburse ICIFC the premium paid at purchase. ICIFC had 60 days from the date of purchases to complete its due diligence. Any loan that was found by ICIFC during this period to not comply with ICIFC's underwriting guidelines, unless an exception is approved by ICIFC, is subject to repurchase by ICII and SPTL, ICII and SPTL will repurchase the loan(s) within 15 days of written notice from ICIFC and reimburse ICIFC any fee paid at purchase.

 PURCHASE OF MORTGAGE-BACKED SECURITIES

  On December 29, 1995, the Company purchased from SPTL DLJ Mortgage Acceptance Corp. Pass-Through Certificates Series 1995-4, Class B-1 and Class B-2 issued August 29, 1995. These certificates are backed primarily by a pool of certain conventional, 11th District Cost of Funds adjustable rate, one-to-four family, first lien mortgage loans, with terms to maturity of not more than 30 years. The mortgage loans underlying the certificates were originated or acquired by ICII. All of the mortgage loans are serviced by ICII in its capacity as master servicer. The Company purchased Class B-1 certificates having a current principal balance of $4.8 million and Class B-2 certificates having a current principal balance of $2.3 million, at a discount of $1.0 million and $0.7 million, respectively. The Class B-1 certificates are "B" rated and the Class B-2 are "BB" rated. There was no gain or loss recorded by either party as a result of this transaction.

 PURCHASE OF OTHER INVESTMENTS

  On December 29, 1995, the Company purchased a subordinated interest in a lease receivable securitization from Imperial Business Credit, Inc. ("IBC"), a wholly-owned subsidiary of ICII. The lease receivables underlying the security were originated by IBC. The Company purchased the subordinated lease receivables at the present value of estimated cash flows based on a discount rate of 12% amounting to a purchase price of $8.4 million. As a result of this transaction, IBC recorded a gain of $164,000. The discount rate used in determining the purchase price of the asset was confirmed by an independent third party.

  On March 28, 1996, the Company purchased from ICII the beneficial interest in the Class A Trust Certificate for the Franchise Loan Receivable Trust 1995-
B. The trust is securitized by loans originated by Franchise Mortgage Acceptance Company, LLC, in which ICII has a 67% ownership interest, and by the franchisee's assets for the loan. The purchase price was $2.8 million based upon a discount rate of 16%.

  On March 8, 1996, the Company purchased from ICII $5.0 million of its Senior Note obligations at a price of $4.5 million plus accrued interest. The obligations are currently unregistered debt of ICII and cannot be traded or sold by the Company. ICII has agreed to register the notes under the Securities Act so the Company has the ability to sell them in the future.

  The Company may, from time to time, enter into additional transactions in the ordinary course of business with institutions with which certain of the Unaffiliated Directors are employed.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of May 15, 1996, by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers, and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                PERCENTAGE OF
                                            NUMBER OF SHARES        SHARES
        NAME OF BENEFICIAL OWNER           BENEFICIALLY OWNED BENEFICIALLY OWNED
        ------------------------           ------------------ ------------------
Imperial Credit Industries, Inc.(1)......       374,538              8.8%
Southern Pacific Thrift and Loan
 Association(2)..........................        50,000              1.2%
H. Wayne Snavely.........................           --               --
Joseph R. Tomkinson......................           --               --
William S. Ashmore.......................         1,075               (*)
Richard J. Johnson.......................         3,076               (*)
Mary C. Glass............................           --               --
James Walsh..............................           --               --
Frank P. Filipps.........................           --               --
Stephan R. Peers.........................           --               --
All directors and executive officers as a
 group (10 persons)......................         4,151               (*)

- --------
(*) Less than 1%.
(1) ICII's address is 23550 Hawthorne Boulevard, Building 1, Suite 110, Torrance, California 90505.
(2) SPTL's address is 12300 Wilshire Boulevard, Los Angeles, California 90025.

                                PROPOSAL NO. 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected and appointed KPMG Peat Marwick LLP to act as the Company's independent accountants for the year ending December 31, 1996. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the stockholders for review and ratification on an annual basis.

  KPMG Peat Marwick LLP has examined the financial statements of the Company since its inception. Management is satisfied with their performance to date.

  The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 1996 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of this Proposal will be considered as advice to the Board of Directors to select other independent accountants for the following year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

  Stockholders' proposals intended to be presented at the Company's next Annual Meeting of Stockholders to be held in 1997 must be received at the Company's principal executive offices no later than March 27, 1997, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

  The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ RICHARD J. JOHNSON


                                          Richard J. Johnson, Secretary

Dated: June 10, 1996
Santa Ana Heights, California

                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JULY 25, 1996. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Joseph R. Tomkinson and Richard J. Johnson, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Imperial Credit Mortgage Holdings, Inc., at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on the 25th day, July, 1996, at 10:00 A.M. Pacific Standard Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following.

1.  Election of Directors   [_] FOR all nominees listed   [_] WITHHOLD AUTHORITY
    to
                            below (except as marked vote for all nominees listed below to the contrary below)

             H. Wayne Snavely . Joseph R. Tomkinson  . James Walsh
                     Frank P. Filipps  .  Stephan R. Peers


     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

- -------------------------------------------------------------------------------

     The Board of Directors recommends a vote FOR each of the nominees.

2. To approve the amendment of the 1995 Stock Option, Deferred Stock and Restricted Stock Plan.

    The Board of Directors recommends a vote FOR.

          FOR [_]     AGAINST [_]     ABSTAIN [_]

3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the year ending December 31, 1996.

    The Board of Directors recommends a vote FOR.

            FOR [_]  AGAINST [_]    ABSTAIN [_]

4. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.



                                                Dated:                , 1996
                                                      ----------------

                                                ----------------------------
                                                         Signature

                                                ----------------------------
                                                 Signature, if held jointly